Exhibit T3C-4


                    INTERCREDITOR AND SUBORDINATION AGREEMENT


          THIS INTERCREDITOR AND SUBORDINATION AGREEMENT, dated as of February __, 2000 (as amended, restated or otherwise modified from time to time, this "AGREEMENT"), among THE CIT GROUP/BUSINESS CREDIT, INC., as agent (together with its successors and assigns in such capacity, the "SENIOR AGENT") pursuant to the CR Senior Credit Agreement (as hereinafter defined), BAY HARBOUR MANAGEMENT L.C., as lender (together with its successors and assigns, the "BH SENIOR LENDER") under the BH Senior Credit Agreement (as hereinafter defined), UNITED STATES TRUST COMPANY OF NEW YORK as trustee under the Junior Subordinated Indenture (as hereinafter defined) acting on behalf of the noteholders thereunder (together with its successors and assigns in such capacity, the "JUNIOR SUBORDINATED TRUSTEE") and [LIST PRINCIPAL PIK NOTEHOLDERS] (together with their successors and assigns, collectively, the "JUNIOR SUBORDINATED PRINCIPAL LENDERS") under the Junior Subordinated Indenture (as hereinafter defined).

                                    RECITALS:

          WHEREAS, Planet Hollywood International, Inc. ("PHI"), and the other entities listed on Schedule 1 hereto (herein being referred to collectively as the "COMPANY"), CIT, Rothschild Recovery Fund, L.P. and various financial institutions as may from time to time become parties thereto (collectively, the "CR SENIOR LENDERS") and the Senior Agent are entering into a Revolving Credit Agreement, dated as of the date hereof and the Guaranties (as hereinafter defined) (in each case as amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with SECTION 3.10 hereof, the "CR SENIOR CREDIT AGREEMENT");

          WHEREAS, the CR Senior Obligations are secured by (a) first priority liens on and security interests in substantially all of the assets (excluding the BH First Priority Collateral) of the Company and the Subsidiary Guarantors as more fully described on Schedule 2 (collectively, the "CR FIRST PRIORITY COLLATERAL"), and (b) second priority liens on all real property of the Company located at 1567 Broadway, New York, New York and the other collateral listed on and as more fully described on Schedule 3 (the "BH FIRST PRIORITY COLLATERAL"), in each case pursuant to the CR Senior Security Agreements;

          WHEREAS, the Company and the BH Senior Lender are entering into a SENIOR NOTE CREDIT AGREEMENT, dated as of the date hereof (as amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with SECTION 3.10, the "BH SENIOR CREDIT AGREEMENT");

          WHEREAS, the BH Senior Obligations are secured by (a) second priority liens on and security interests in substantially all of the CR First Priority Collateral and (b) first priority liens on all of the BH First Priority Collateral, in each case pursuant to the BH Senior Security Agreements; and

          WHEREAS, the Company, the Junior Subordinated Trustee, the Junior Subordinated Principal Lenders and certain other persons (the Junior Subordinated Principal Lenders and such other persons, together with their successors and assigns, collectively the "JUNIOR SUBORDINATED LENDERS") are entering into a Junior Subordinated Indenture dated the date hereof (as amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with SECTION 3.10 hereof, the "JUNIOR SUBORDINATED INDENTURE");

          WHEREAS, the Junior Subordinated Obligations are secured by third priority liens and security interests in all the Intercreditor Collateral (as hereinafter defined) pursuant to the Junior Subordinated Credit Documents (as hereinafter defined);

          WHEREAS, the Junior Subordinated Obligations are junior and subordinate in right of payment in full of the CR Senior Obligations and the BH Senior Obligations;

          WHEREAS, the Intercreditor Parties are entering into this Agreement in order to, among other things, (a) confirm (i) the first priority security interests and liens of the Senior Agent in the CR First Priority Collateral,
(ii) the second priority security interests and liens of the Senior Agent in the BH First Priority Collateral, (iii) the second priority security interest of the BH Senior Lender in the CR First Priority Collateral and (iv) the first priority security interest of the BH Senior Lender in the BH First Priority Collateral (the "CR First Priority Collateral" and the "BH First Priority Collateral" being collectively referred to as the "INTERCREDITOR COLLATERAL") and (b) provide for the relative rights of the Intercreditor Parties, in connection with the enforcement of their security interests in the Intercreditor Collateral.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, each of the Senior Agent, the BH Senior Lender, the Junior Subordinated Trustee and the Junior Subordinated Lenders hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1 CERTAIN DEFINITIONS. The following terms when used in this Agreement shall have the following meanings:

          "AGREEMENT" is defined in the PREAMBLE hereto.

          "APPLICABLE LAW" means any law of the United States or any other jurisdiction where any Intercreditor Collateral is located or any Obligor operates, including, without limitation, the UCC.

          "BANKRUPTCY CODE" means Title 11 of the United States Bankruptcy Code (11 U.S.C. 101 et seq), as amended from time to time and any successor statute.

          "BH COLLATERAL" means the assets of the Company and the Guarantors listed on Schedules 2 and 3.

          "BH COLLATERAL PROCEEDS" is defined in SECTION 1.2(A) hereof.

          "BH FIRST PRIORITY COLLATERAL" is defined in SECOND RECITAL hereto.

          "BH SCHEDULED PAYMENTS" [to come]

          "BH SENIOR CREDIT DOCUMENTS" collectively means the BH Senior Credit Agreement, the BH Senior Security Agreements and all documents, instruments and agreements now or hereafter executed and/or delivered in connection therewith, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with SECTION 3.10 hereof.

          "BH SENIOR LENDERS" is defined in the PREAMBLE hereto.

          "BH SENIOR OBLIGATIONS" means the principal of, and premium, if any, payable on redemption or prepayment of, and interest on, all indebtedness and all other obligations now existing or hereafter incurred under the BH Senior Credit Documents, up to $22,000,000 including without limitation, all fees, expenses, claims, charges and indemnity obligations (on an aggregate basis not to exceed $____________).

          "BH SENIOR SECURITY AGREEMENTS" collectively means all of the agreements specified on ANNEX II hereto and each other guaranty, security agreement, mortgage, deed of trust or other collateral agreement now or hereafter entered into in connection with the BH Senior Obligations, the same may be as amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with SECTION 3.10 hereof.

          "BH/PIK CREDIT DOCUMENTS" collectively means the BH Senior Credit Documents and the Junior Subordinated Credit Documents.

          "BH/PIK GUARANTIES" collectively means all the guaranties forming a part of the BH Senior Credit Documents or the Junior Subordinated Credit Documents.

          "BH/PIK LENDERS" collectively means the BH Senior Lenders, the Junior Subordinated Trustee on behalf of the noteholders under the Junior Subordinated Indenture and each of the Junior Subordinated Lenders.

          "BH/PIK OBLIGATIONS" collectively means the BH Senior Obligations and the Junior Subordinated Obligations.

          "BH/PIK SECURITY AGREEMENTS" collectively means the BH Senior Security Agreements and the Junior Subordinated Security Agreements.

          "COMPANY" is defined in the FIRST RECITAL hereto.

          "CR COLLATERAL" means the assets of the Company and the Guarantors listed on Schedules 2 and 3.

          "CR COLLATERAL PROCEEDS" is defined in SECTION 3.18 hereof.

          "CR CREDIT DOCUMENTS" collectively means the CR Senior Credit Agreement, the CR Senior Security Agreements and all documents, instruments and agreements now or hereafter executed and/or delivered in connection therewith, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with SECTION 3.10 hereof.

          "CR FIRST PRIORITY COLLATERAL" is defined in the SECOND RECITAL hereto.

          "CR SENIOR CREDIT AGREEMENT" is defined in the FIRST RECITAL hereto.

          "CR SENIOR LENDERS" is defined in the FIRST RECITAL hereto.

          "CR SENIOR OBLIGATIONS" means the principal of, and premium, if any, payable on redemption or prepayment of, and interest on, all indebtedness and all other obligations now existing or hereafter incurred or owing under the CR Credit Documents up to $16,500,000 plus, all fees, expenses, claims, charges and indemnity obligations.

          "CR SENIOR SECURITY AGREEMENTS" collectively means all of the agreements specified on ANNEX I hereto and each other guaranty, security agreement, pledge agreement, mortgage, deed of trust or other collateral agreement now or hereafter entered into in connection with the CR Senior Obligations, as the same may be as amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with SECTION 3.10 hereof.

          "CREDIT DOCUMENTS" collectively means the CR Credit Documents and the BH/PIK Credit Documents.

          "GUARANTIES" collectively means the Senior Guaranties and the BH/PIK Guaranties.

          "GUARANTY ACTION" means any claim, demand, proceeding, action or act against any guarantor pursuant to affecting or otherwise in connection with any CR Senior Security Agreement.

          "INSOLVENCY PROCEEDING" means (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding relative to PHI, any Obligor or any of their property or assets, (b) any liquidation, dissolution, reorganization or winding up of PHI or any Obligor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of PHI or any Obligor.

          "INTERCREDITOR COLLATERAL" is defined in the SEVENTH RECITAL hereto, together with all Proceeds therefrom.

          "INTERCREDITOR PARTIES" collectively means the Senior Agent and the BH/PIK Lenders.

          "JUNIOR SCHEDULED PAYMENTS" mean [to come]

          "JUNIOR SUBORDINATED CREDIT DOCUMENTS" means the Junior Subordinated Indenture, the Junior Subordinated Security Agreements and all documents, instruments and agreements executed and/or delivered in connection therewith, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with SECTION 3.10 hereof.

          "JUNIOR SUBORDINATED INDENTURE" is defined in the FIFTH RECITAL hereto.

          "JUNIOR SUBORDINATED LENDERS" is defined in the FIFTH RECITAL hereto.

          "JUNIOR SUBORDINATED OBLIGATIONS" means the principal of, and premium, if any, payable on redemption or prepayment of, and interest on, all indebtedness and all other obligations now existing or hereafter incurred or owing under, the Junior Subordinated Credit Documents, including without limitation, all fees, expenses, claims, charges and indemnity obligations.

          "JUNIOR SUBORDINATED PRINCIPAL LENDERS" is defined in the PREAMBLE hereto.

          "JUNIOR SUBORDINATED TRUSTEE" is defined in the PREAMBLE hereto.

          "JUNIOR SUBORDINATED SECURITY AGREEMENTS" collectively means all of the agreements specified on ANNEX III hereto and each other guaranty, security agreement, pledge agreement, mortgage, deed of trust or other collateral agreement now or hereafter entered into in connection with the Junior Subordinated Obligations, as the same may be as amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with SECTION 3.10 hereof.

         "LEGEND" is defined in SECTION 3.16 hereof.

          "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset.

          "NOTEHOLDERS" means the holders of the Junior Subordinated
Obligations.

          "OBLIGOR" means PHI and each of its subsidiaries that is obligated under any CR Credit Documents or BH/PIK Credit Documents.

          "PERMITTED ENFORCEMENT ACTION" means any Remedial Action taken by the BH Senior Lenders with respect to the BH Collateral only.

          "PHI" is defined in the FIRST RECITAL hereto.

          "PROCEEDS" means "proceeds," as such term is defined in Section 9-306(1) of the UCC and, in any event, shall include without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Obligor from time to time with respect to any of the Intercreditor Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Obligor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Intercreditor Collateral by any governmental authority, (c) any and all other amounts from time to time paid or payable under or in connection with any of the Intercreditor Collateral on account of any Guaranty Action or on account of any Remedial Action and (d) the following types of property acquired with cash
Proceeds: accounts, chattel paper, contracts, documents, general intangibles, equipment, investment property and inventory, as such terms are defined in the UCC.

          "REMEDIAL ACTION" means any claim, action, proceeding or agreement (whether by judicial action, self help or otherwise) to foreclose upon, take possession or control of, sell, lease, dispose of or otherwise realize or protect upon any property or asset of the Company or any Guarantor, whether pursuant to the UCC or other Applicable Law.

          "SECURITY AGREEMENTS" collectively means the CR Senior Security Agreements and the BH/PIK Security Agreements.

          "SENIOR AGENT" is defined in the PREAMBLE hereto.

          "SENIOR DEFAULT" is defined in SECTION 1.3 hereof.

          "SENIOR GUARANTIES" means the guarantees forming a part of the CR Credit Documents.

          "SUBSIDIARY GUARANTORS" collectively means [_______________]. [PHI TO PROVIDE A LIST OF GUARANTORS WHICH WILL EXCLUDE ONLY SHELL OR OTHER NON-OPERATING ENTITIES WITH DI MINIMUS ASSETS.]

          "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

          SECTION 1.1 A BH/PIK LENDERS LIEN SUBORDINATION. The BH/PIK Lenders each hereby severally agrees that notwithstanding anything contained in the BH/PIK Credit Documents or any other document or instrument evidencing or in any way relating to the BH/PIK Obligations, the security interests and liens of the BH/PIK Lenders in the CR First Priority Collateral is expressly "subordinate and junior" to the lien of the CR Senior Lenders in the CR First Priority Collateral. Except for the (x) BH Collateral Proceeds paid to the BH Senior Lender or (y) payments of the Junior Scheduled Payments and the BH Scheduled Payments made by the Company to the BH Senior Lender or to the Junior Subordinated Trustee at such times required under the BH/PIK Credit Documents (in effect on the date hereof), in each case, to the extent no Senior Default under the CR Senior Credit Agreement shall have occurred and then be continuing or would occur as a result of such payment, "subordinate and junior" shall mean that until the CR Senior Obligations shall have been paid in full and satisfied as more fully described herein, the BH/PIK Lenders shall not without the express prior written consent of the CR Senior Lenders (A) demand, require or accept any payments or prepayment of the BH/PIK Obligations, (B) enforce or take any action to (x) enforce or collect the BH/PIK Obligations or any portion thereof (other than, in the case of the BH Senior Lender, the Permitted Enforcement Action) or
(y) enforce any rights or remedies with respect to, or to realize upon, the CR First Priority Collateral or (C) declare an event of default, accelerate or exercise any remedies with respect thereto under the BH/PIK Credit Documents except, in the case of the BH Senior Lender, for the Permitted Enforcement Action.

          SECTION 1.1 B JUNIOR SUBORDINATED LENDERS DEBT SUBORDINATION. On behalf of the Noteholders, the Trustee hereby covenants and agrees that, to the extent and in the manner hereinafter set forth, the payment of the Junior Subordinated Obligations is hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all the CR Senior Obligations (first) and the BH Senior Obligations (second) pursuant to the terms of this Agreement unless and until the CR Senior Obligations and the BH Senior Obligations shall have been indefeasibly paid in full and satisfied. The Junior Subordinated Lenders will not, without the express prior written consent of the Senior Agent (or the BH Senior Lenders when the CR Senior Lenders have been indefeasibly paid in full), take demand or receive, and the Company or any Guarantor will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment on or security for the whole or any part of the Junior Subordinated Obligations, and, without the express prior written consent of the Senior Agent (or the BH Senior Lender when the CR Senior Lenders have been indefeaibly paid in full), the Junior Subordinated Lenders will not accelerate the scheduled maturities of any amounts owing under the Junior Subordinated Obligations, PROVIDED, that the Company may make, and the Junior Subordinated Lenders may demand and receive the Junior Scheduled Payments so long as no Senior Default under the CR Credit Documents shall have occurred and then be continuing, or would occur as a result of such payment.

          SECTION 1.2 NO PAYMENT UPON INSOLVENCY EVENT. During any Insolvency
Proceeding:

          (a) the CR Senior Lenders shall receive payment in full in cash of all amounts due on or to become due on or in respect of all CR Senior Obligations (including any fees, costs and interest accruing thereon at the rate provided in the CR Senior Credit Agreement after the commencement of any such Insolvency Proceeding, whether or not such fees, costs and interests are allowed as a claim against the Company and/or any Guaranty in such Insolvency Proceeding) before the BH/PIK Senior Lenders receive or accept any payment or distribution, whether by setoff, exercising contractual or statutory rights or otherwise and whether in the form of cash, stock, property or otherwise, on account of the BH/PIK Obligations; PROVIDED, HOWEVER, nothing set forth herein shall be deemed to restrict or limit in any way, the rights of the BH Senior Lenders to receive proceeds of the BH First Priority Collateral received pursuant to a Permitted Enforcement Action (the "BH COLLATERAL PROCEEDS");

          (b) any payment, transfer or other distribution of assets of the Company (or of any Guarantor) of any kind or character, whether in the form of cash, property, securities or otherwise, by set-off, exercising contractual or statutory rights or otherwise (other than BH Collateral Proceeds to the BH Senior Lender), to which the BH/PIK Senior Lenders would be entitled but for the provisions of this SECTION 1.2, shall be paid by the Company, the Guarantor or the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Senior Agent on behalf of the CR Senior Lenders; and

          (c) to the extent any portion of (or payment in respect of) the CR Senior Obligations (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any Insolvency Proceeding or in connection with any fraudulent conveyance or similar law, then if such payment or incurrence of such obligation is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the CR Senior Obligations or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

Notwithstanding the foregoing provisions of this Section 1.2, in the event that the BH/PIK Lenders shall receive any payment, transfer or distribution of assets of the Company (or any Guarantor) of any kind or character, whether in the form of cash, property, securities or otherwise (other than (x) the Junior Scheduled Payments and the BH Scheduled Payments previously paid by the Company to the extent paid in accordance with the terms hereof and (y) payments received by the BH Senior Lender of BH Collateral Proceeds), before all the CR Senior Obligations have been paid in full in cash and all commitments of the CR Senior Lenders to make extensions of credit available to the Company have irrevocably terminated, then such payment or distribution shall be held in trust for the benefit of, and be immediately paid over to, the Senior Agent on behalf of the CR Senior Lenders.

          SECTION 1.3 NO PAYMENT WHEN CR SENIOR OBLIGATIONS IN DEFAULT. In the event that any default or event of default (collectively, a "SENIOR DEFAULT") has occurred under the Senior Credit Agreement, the BH/PIK Lenders shall not receive or accept any BH Scheduled Payments or any Junior Scheduled Payments or any other payment, transfer or distribution (other than payments received by the BH Senior Lender of BH Collateral Proceeds), whether by setoff, exercising contractual or statutory rights or otherwise and whether in the form of cash, stock, property or otherwise, on account of the BH Senior Obligations until the earlier to occur of (a) such Senior Default having been waived in writing by the CR Senior Lenders or (b)(i) the CR Senior Obligations (including, without limitation, amounts that have become and remain due by acceleration, together with all costs, fees and any interest accruing thereon at the rate provided in the Senior Credit Agreement) having been paid in full in cash and (ii) all the commitments by the CR Senior Lenders to make credit extensions available to the Company having been irrevocably terminated. Notwithstanding the foregoing, in the event that the Company shall have made, or the BH/PIK Lenders shall have received, any payment or distribution of assets of PHI or any of its subsidiaries of any kind or character, whether in the form of cash, property, securities or otherwise, at any time when prohibited by the foregoing provisions of this Section 1.3 (other than payments received by the BH Senior Lender of BH Collateral Proceeds), then in such event such payment shall be held in trust for the benefit of, and be immediately paid over to, the Senior Agent on behalf of the CR Senior Lenders.

          SECTION 1.4 REMEDIES STANDSTILL. At any time while the BH/PIK Senior Lenders are prohibited from obtaining or receiving any payment on the BH/PIK Obligations, the BH/PIK Lenders shall not take, demand, sue for, accelerate or commence any remedial proceeding with respect to any amount that is payable on account of the BH/PIK Obligations until (a) all of the CR Senior Obligations have been paid in full in cash and (b) all the commitments by the CR Senior Lenders to make credit extensions available to the Company have irrevocably terminated; PROVIDED, HOWEVER, that (x) if the CR Senior Lenders have commenced Remedial Action with respect to any material portion of the CR First Priority Collateral, the BH/PIK Lenders shall immediately have the right to accelerate the BH/PIK Obligations but shall be limited as to Remedial Action by the terms hereof and (y) the BH Senior Lenders may pursue a Permitted Enforcement Action.

          SECTION 1.5 WAIVER OF CERTAIN RIGHTS. Each of the BH/PIK Lenders (a) hereby severally waives any and all rights to require the CR Senior Lenders (i) to marshal any property or assets of the Company or of any Guarantor or (ii) enforce any guaranty or any security interest or lien given by any guarantor or other person to secure the payment of any or all of the CR Senior Obligations,
(b) shall not oppose, interfere or otherwise attempt to prevent or impair the CR Senior Lenders from enforcing the security interests on any collateral securing the repayment of the CR Senior Obligations and (c) shall not take, or permit to be taken on its behalf, any action that is inconsistent with the terms hereof.

          SECTION 1.6 NO AUTHORITY TO ACT DURING INSOLVENCY PROCEEDINGS. During the pendency of any Insolvency Proceeding, the BH/PIK Lenders agree to take no action unless such action is expressly permitted hereunder.

          SECTION 1.7 [INTENTIONALLY LEFT BLANK]

          SECTION 1.8 PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the BH Senior Lenders, the Junior Subordinated Lenders and the CR Senior Lenders. Nothing contained in this Agreement, in the BH/PIK Credit Documents or elsewhere shall impair, as among the Company (or any Guarantor), its creditors other than the CR Senior Lenders and the BH/PIK Lenders, the obligations of the Company and any Guarantor, which are absolute and unconditional, to pay the principal of, premium, if any, and, interest on the CR Senior Obligations and the BH/PIK Obligations, in each case in accordance with their respective terms.

          SECTION 1.9 NO WAIVER OF SUBORDINATION PROVISIONS. No right of any present or future CR Senior Lender or the Senior Agent to enforce the subordination provisions provided herein shall at any time be prejudiced or impaired in any manner by (x) any act or failure to act on the part of the Company (or any Guarantor) or the BH/PIK Lenders, (y) any act or failure to act by the CR Senior Lenders or the Senior Agent or (z) any noncompliance by the Company or the BH/PIK Lenders with the terms, provisions and covenants of this Agreement, regardless, in each case, of any knowledge thereof any CR Senior Lender may have or be otherwise charged with.

          SECTION 1.10 AMENDMENTS, ETC. No provision of this Agreement may be amended, supplemented or otherwise modified in any respect without the consent of all the CR Senior Lenders.

          SECTION 1.11 SPECIFIC ENFORCEMENT.

          (a) The provisions of this Agreement are intended for the benefit of, and shall be enforceable directly by, the Senior Agent and the CR Senior Lender. The BH/PIK Lenders acknowledge and agree that the terms of this Agreement are a material inducement to the CR Senior Lenders to make the CR Senior Obligations available to the Company, that the CR Senior Lenders would not have made the CR Senior Obligations available to the Company without the benefit of the provisions contained in this Agreement, and that the BH/PIK Lenders are receiving substantial benefits as a result of the CR Senior Lenders making the CR Senior Obligations available to the Company.

          (b) Each CR Senior Lender and the Senior Agent is hereby authorized to demand specific performance of the provisions of this Agreement, whether or not the Company shall have complied with any of the provisions hereof applicable to it, at any time when the BH/PIK Lenders shall have failed to comply with any of such provisions applicable to it. The BH/PIK Lenders hereby irrevocably waive any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance, it being agreed that the CR Senior Lenders will suffer irreparable harm if the terms of this Agreement are not strictly enforced in accordance with its terms.

                                   ARTICLE II

                             COLLATERAL ISSUES, ETC.

          SECTION 2.1 REPRESENTATIONS AND WARRANTIES AS TO THIS AGREEMENT. Each Intercreditor Party hereby represents and warrants for itself to the other Intercreditor Parties hereto that (a) it has all requisite power and authority to execute, deliver and perform this Agreement; (b) the execution, delivery and performance by it of this Agreement has been duly authorized by all requisite corporate or other action; (c) no consent or approval of any other person and no consent, license, approval or authorization of any governmental authority is required in connection with the execution, delivery and performance by it of this Agreement; (d) the execution, delivery and performance by it of this Agreement does not violate the CR Senior Credit Documents, the BH/PIK Credit Documents, the [Plan, the Confirmation Order]; and (e) this Agreement constitutes its legal, valid and binding obligation enforceable against each such Intercreditor Party in accordance with its terms.

          SECTION 2.2 CR FIRST PRIORITY COLLATERAL RIGHTS. Irrespective of (a) the time, order, manner or method of creation, attachment or perfection of the respective Liens granted by PHI or any Obligor to any Intercreditor Party in any or all of the CR First Priority Collateral, (b) the time, manner or place of the filing of the respective UCC financing statements or other applicable filings of any Intercreditor Party with respect to any or all of the CR First Priority Collateral, (c) any statement contained in any Credit Document, (d) any other event, circumstance, occurrence or otherwise or (e) any provision of any Applicable Law to the contrary, (i) the Liens granted by PHI or any Obligor to the Senior Agent (for and on behalf of itself and the CR Senior Lenders) in and to the CR First Priority Collateral shall be superior and prior to any Liens granted by PHI or any other Obligor therein to the BH Senior Lenders and (ii) the Liens granted by PHI or any Obligor to the BH Senior Lender in and to the CR First Priority Collateral shall be superior and prior to any Liens granted by PHI or any other Obligor therein to the Junior Subordinated Trustee or the Junior Subordinated Lenders.

          SECTION 2.3 BH FIRST PRIORITY COLLATERAL RIGHTS. Irrespective of (a) the time, order, manner or method of creation, attachment or perfection of the Liens granted by PHI or any other Obligor to any Intercreditor Party with respect in any or all of the BH First Priority Collateral, (b) the time, manner or place of filing of any mortgages or UCC financing statements or other applicable filings by any Intercreditor Party with respect to any or all of the BH First Priority Collateral, (c) any statement contained in any Credit Document, (d) any other event, circumstance, occurrence or otherwise or (e) any provision of any Applicable Law to the contrary, (i) the Liens granted by PHI and the other Obligors to the BH Senior Lender in and to the BH First Priority Collateral shall be superior and prior to any Liens granted by PHI or any other Obligor therein to the Senior Agent, the CR Senior Lenders or the Junior Subordinated Lenders and (ii) the Liens granted by PHI and the other Obligors to the Senior Agent (for and on behalf of itself and the CR Senior Lenders) in and to the BH First Priority Collateral shall be superior and prior to any Liens granted by PHI or any other Obligor therein to the Junior Subordinated Trustee or the Junior Subordinated Lenders.

          SECTION 2.4 GUARANTY AND SUBORDINATION ACTION. (a) So long as the CR Senior Obligations have not been paid in full or the commitments under the Senior Credit Documents have not been terminated, the Senior Agent shall have the sole and exclusive right to take or fail to take any Guaranty Action with respect to each Guaranty in any manner deemed appropriate by the Senior Agent or the CR Senior Lenders in its or their sole discretion (without regard to the rights of the BH/PIK Lenders in any Subordinated Guaranty) that is consistent with the terms of each such Guaranty, and the BH/PIK Lenders shall not take any Guaranty Action with respect to any Subordinated Guaranty or seek to hinder, delay, impede or seek judicial review of or jurisdiction over the method, manner or actions of the Senior Agent or any CR Senior Lender in its pursuit of any Guaranty Action with respect to each Guaranty.

          (b) So long as the CR Senior Obligations have not been paid in full or the commitments under the Senior Credit Documents have not been terminated, the Senior Agent shall have the sole and exclusive right to take or fail to take any Remedial Action in any manner deemed appropriate by the Senior Agent or the CR Senior Lenders in its or their sole discretion (without regard to the BH Senior Lenders) that is consistent with the terms hereof, and the BH Senior Lender shall not take any Remedial Action or seek to hinder, delay, impede or seek judicial review of or jurisdiction over the method, manner or actions of the Senior Agent or any CR Senior Lender in its pursuit of any Remedial Action.

          SECTION 2.5 [INTENTIONALLY LEFT BLANK]

          SECTION 2.6 EXCLUSIVE ENFORCEMENT RIGHTS. (a) (i) The Senior Agent and each CR Senior Lender shall have the exclusive right to carry out, or not to carry out, the provisions of each CR Senior Security Agreement (as each such agreement relates to the CR Collateral but not the BH Collateral) and Guaranty and to exercise or not to exercise any Guaranty Action or Remedial Action in connection therewith, all in the Senior Agent's and each CR Senior Lender's sole discretion and in the exercise of its and their sole business judgment (without regard to the rights of the BH/PIK Lenders under any Subordinated Credit Document). Such exclusive rights shall include, specifically (but not by way of limitation) (i) the right to sell or otherwise dispose of (or not take any such action) any or all of the CR First Priority Collateral and to incur expenses in connection therewith or (ii) the right to take or not take any Guaranty Action with respect to any Guaranty, all as may be desirable in the Senior Agent's and each CR Senior Lender's sole discretion to the extent provided in the relevant CR Senior Security Agreements (only to the extent related to the CR Collateral) and Guaranties, as the case may be. In exercising its rights as aforesaid, the Senior Agent and each CR Senior Lender shall not have any duties, obligations or liabilities to the BH/PIK Lenders.

               (ii) The BH/PIK Lenders shall not, either directly or indirectly, assert or exercise any Remedial Action in respect of all or any part of the CR First Priority Collateral or any Lien thereon held by the BH/PIK Lenders or exercise any Guaranty Action with respect to any Guaranty. The BH/PIK Lenders agree not to take or receive from or on behalf of PHI or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any other manner (whether pursuant to any enforcement, collection, execution, levy or foreclosure proceeding or otherwise) any portion of the CR First Priority Collateral or proceeds thereof, except as provided in SECTION 3.6 hereof. Without limiting the generality of the foregoing, the sole right of the BH/PIK Lenders (i) with respect to the CR First Priority Collateral is to hold a Lien thereon granted pursuant to the BH/PIK Security Agreements and not exercise any Remedial Action with respect thereto and (ii) with respect to each Subordinated Guaranty to hold the same and not take any Guaranty Action with respect thereto except as provided in SECTION 3.6 hereof.

          (b) (i) The BH Senior Lender shall have the exclusive right to carry out, or not to carry out, the provisions of each BH Senior Security Agreement (as each such agreement relates to the BH First Priority Collateral but not the CR Collateral) and to exercise or not to exercise any Remedial Action in connection therewith, all in the BH Senior Lender's sole discretion and in the exercise of its sole business judgment (without regard to the rights of the Senior Agent, the CR Senior Lenders, the Junior Subordinated Trustee or the Junior Subordinated Lenders under any of their respective Credit Documents). Such exclusive rights shall include, specifically (but not by way of limitation) the right to sell or otherwise dispose of (or not take any such action), any or all of the BH First Priority Collateral and to incur expenses in connection therewith, all as may be desirable in the BH Senior Lender's sole discretion to the extent provided in the BH Senior Security Agreements (only those evidencing BH First Priority Collateral). In exercising its rights as aforesaid, the BH Senior Lender shall not have any duties, obligations or liabilities to any of the Senior Agent, the CR Senior Lenders, the Junior Subordinated Trustee and the Junior Subordinated Lenders, except as provided herein.

               (ii) None of the Senior Agent, the CR Senior Lenders, the Junior Subordinated Trustee and the Junior Subordinated Lenders shall, either directly or indirectly, assert or exercise any Remedial Action in respect of all or any part of the BH First Priority Collateral or any Lien thereon held by such party. Each of the Senior Agent, the CR Senior Lenders, the Junior Subordinated Trustee and the Junior Subordinated Lenders agrees not to take or receive from or on behalf of PHI or any Obligor, directly or indirectly, in cash or other property or by set-off or in any other manner (whether pursuant to any enforcement, collection, execution, levy or foreclosure proceeding or otherwise) any portion of the BH First Priority Collateral or proceeds thereof, except as provided in
SECTION 3.6 hereof. Without limiting the generality of the foregoing, the sole right of each of the Senior Agent, the CR Senior Lenders, the Junior Subordinated Trustee and the Junior Subordinated Lenders with respect to the BH First Priority Collateral is to hold a Lien thereon granted pursuant to the CR Senior Security Agreements or the Junior Subordinated Security Agreements, as the case may be, and not exercise any Remedial Action with respect thereto.

                                   ARTICLE III

                                OTHER AGREEMENTS

          SECTION 3.1 RELEASES. (a) If the Senior Agent or any CR Senior Lender releases any Lien on any part of the CR First Priority Collateral in connection with any sale, lease, exchange, transfer or other disposition thereof in accordance with the terms of the CR Credit Documents (not involving any Remedial Action or Guaranty Action), the Liens of the BH/PIK Lenders shall be automatically and unconditionally and simultaneously released [HANDLE TIA ISSUE] and the BH/PIK Lenders shall execute and deliver to PHI and the Senior Agent such termination statements, releases and other documents as the Senior Agent, the CR Senior Lenders or PHI may reasonably request to effectively confirm such release. All such disposition proceeds shall be applied as provided in the CR Senior Credit Agreement. Notwithstanding the foregoing, the Senior Agent shall endeavor to notify the Junior Subordinated Trustee of such proposed sale, lease, exchange, transfer or other disposition and shall have been provided the opportunity to purchase the Collateral to be sold, leased, exchanged, transferred or otherwise disposed of on terms more favorable to PHI than those offered as aforesaid; PROVIDED, HOWEVER, that neither the Senior Agent nor the CR Senior Lender shall have any liability for a failure to provide such notice and opportunity to purchase.

          (b) If the BH Senior Lender releases any Lien on any part of the BH First Priority Collateral in connection with any sale, lease, exchange, transfer or other disposition thereof in accordance with the terms of the BH Senior Credit Documents (not involving any Remedial Action or Guaranty Action), the Liens of the Senior Agent, the CR Senior Lenders, the Junior Subordinated Trustee and the Junior Subordinated Lenders shall be automatically and unconditionally and simultaneously released and the Senior Agent, the CR Senior Lenders, the Junior Subordinated Trustee and the Junior Subordinated Lenders shall execute and deliver to PHI and the BH Senior Lender such termination statements, releases and other documents as the BH Senior Lender or PHI may reasonably request to effectively confirm such release. All such disposition proceeds shall be applied as provided in the BH Senior Credit Agreement. Notwithstanding the foregoing, the BH Senior Lenders shall endeavor to notify the CR Senior Lenders and the Junior Subordinated Trustee of such proposed sale, lease, exchange, transfer or other disposition and shall have been provided the opportunity to purchase the Collateral to be sold, leased, exchanged, transferred or otherwise disposed of on terms more favorable to PHI than those offered as aforesaid; PROVIDED, HOWEVER, that the BH Senior Lenders shall have no liability for a failure to provide such notice and opportunity to purchase.

          SECTION 3.2 INSURANCE AND CONDEMNATION AWARDS. (a)(i) The Senior Agent and the CR Senior Lenders shall have the sole and exclusive right as among the Intercreditor Parties to adjust, settle, direct or otherwise deal with any insurance policy or proceeds therefrom covering the CR First Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the CR First Priority Collateral.

               (ii) All the proceeds of any insurance policies and any awards relating to the CR Collateral shall (x) first, be paid exclusively to the Senior Agent and applied as provided in the CR Senior Credit Agreement, and the BH/PIK Lenders shall have no right, title or interest therein and (y) second, after all amounts owing under the CR Credit Documents have been paid in full and the same have been terminated, be paid as provided in SECTION 3.6.

          (b) (i) The BH Senior Lender shall have the sole and exclusive right as among the Intercreditor Parties to adjust, settle, direct or otherwise deal with any insurance policy or proceeds therefrom covering the BH First Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the BH First Priority Collateral.

          (ii) All the proceeds of any insurance policies and any awards relating to the BH First Priority Collateral shall (x) first, be paid exclusively to the BH Senior Lender and applied as provided in the BH Senior Credit Agreement, and none of the Senior Agent, the CR Senior Lenders, the Junior Subordinated Trustee and the Junior Subordinate Lenders shall have any right, title or interest therein and (y) second, after all amounts owing under the BH Senior Credit Documents have been paid in full and the same have been terminated, be paid as provided in SECTION 3.6 hereof.

         SECTION 3.3 NO ADDITIONAL OBLIGATIONS. (a) The Senior Agent and the CR Senior Lenders will be entitled to manage and supervise the CR Senior Obligations and the CR Credit Documents in accordance with their sole and absolute discretion, without regard to any of the rights or interests of the BH/PIK Lenders (but subject to the terms of this Agreement).

          (b) (i) The Senior Agent and the CR Senior Lenders shall have no obligation whatsoever to the BH/PIK Lenders to assure the ownership, existence or genuineness of any CR Collateral. The Senior Agent and the CR Senior Lenders shall have no obligation whatsoever to the BH/PIK Lenders to preserve their rights or benefits in any of the CR Collateral.

               (ii) The BH Senior Lender shall have no obligation whatsoever to any of the Senior Agent, the CR Senior Lenders, the Junior Subordinated Trustee and the Junior Subordinated Lenders to assure the ownership, existence or genuineness of any BH Collateral. The BH Senior Lenders shall have no obligation whatsoever to the Senior Agent, the CR Senior Lenders, the Junior Subordinated Trustee and the Junior Subordinated Lenders to preserve their rights or benefits in any of the BH Collateral.

          SECTION 3.4 WAIVERS. (a)(i) No right of the Senior Agent or any CR Senior Lender to enforce the subordination with respect to any CR First Priority Collateral or take Remedial Action in connection with the CR First Priority Collateral, exercise any Guaranty Action in respect of the Guaranties or exercise any Remedial Action, in each case as provided in this Agreement, shall in any manner be prejudiced or impaired by any act or failure to act on the part of PHI, any other Obligor or the Senior Agent or any CR Senior Lender, or by any noncompliance by any person with the terms, provisions and covenants of this Agreement, any of the CR Credit Documents or any of the BH/PIK Credit Documents, regardless of any knowledge thereof which the Senior Agent or any CR Senior Lender may have or be otherwise charged with.

               (ii) No right of the BH Senior Lender to enforce the subordination with respect to any BH First Priority Collateral or take Remedial Action in connection with the BH First Priority Collateral as provided in this Agreement, shall in any manner be prejudiced or impaired by any act or failure to act on the part of PHI, any other Obligor or the BH Senior Lender, or by any noncompliance by any person with the terms, provisions and covenants of this Agreement or any of the BH/PIK Credit Documents, regardless of any knowledge thereof which the BH Senior Lender may have or be otherwise charged with.

          (b) (i) Each of the BH/PIK Lenders hereby waives, to the fullest extent permitted by law, any claim it may have against the Senior Agent or any CR Senior Lender (including, without limitation, any such claims under Sections 9-207, 9-506 and 9-507 of the UCC) arising out of or with respect to any action which the Senior Agent or any CR Senior Lender may take or permit or omit to take with respect to the CR Collateral pursuant to, and in accordance with the terms of, this Agreement.

               (ii) Each of the Senior Agent, the CR Senior Lenders, the Junior Subordinated Lenders hereby waives, to the fullest extent permitted by law, any claim it may have against the BH Senior Lender (including, without limitation, any such claims under Sections 9-207, 9-506 and 9-507 of the UCC) arising out of or with respect to any action which the BH Senior Lender may take or permit or omit to take with respect to the BH Collateral pursuant to, and in accordance with the terms of, this Agreement.

          (c) (i) With respect to the CR First Priority Collateral, the BH/PIK Lenders agree not to assert and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar right that may otherwise be available under any Applicable Law or any other similar rights a junior secured creditor it may have under any Applicable Law.

               (ii) With respect to the BH First Priority Collateral, each of the Senior Agent, the CR Senior Lenders, the Junior Subordinated Trustee and the Junior Subordinated Lenders agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar right that may otherwise be available under any Applicable Law or any other similar rights a junior secured creditor it may have under any Applicable Law.

          SECTION 3.5 INFORMATION CONCERNING PHI, ETC. Each Intercreditor Party shall be responsible for keeping itself informed of (a) the financial condition of PHI, the Obligors and all endorsers and/or guarantors of the BH/PIK Obligations or the CR Senior Obligations, as the case may be, and (b) all other circumstances bearing upon the risk of nonpayment of the BH/PIK Obligations or the CR Senior Obligations, as the case may be. No Intercreditor Party shall have any present or future duty or responsibility to any other Intercreditor Party to advise them of information known to it regarding the financial condition of PHI or any other Obligor or of any circumstances bearing upon the risk of nonpayment of the BH/PIK Obligations or the CR Senior Obligations, as the case may be.

          SECTION 3.6 APPLICATION OF PAYMENTS. (a) All proceeds arising from any Remedial Action with respect to any CR First Priority Collateral or any Guaranty Action shall be applied, FIRST, to the payment of the CR Senior Obligations until they have been paid in full in cash SECOND, to the payment of the BH Senior Obligations until they have been paid in full in cash, and THIRD, to the payment of the Junior Subordinated Obligations until this Agreement is terminated.

          (b) All proceeds arising from any Remedial Action with respect to any BH First Priority Collateral shall be applied, FIRST, to the payment of the BH Senior Obligations until they have been paid in full in cash, SECOND, to the payment of the CR Senior Obligations until they have been paid in full in cash, and THIRD, to the payment of the Junior Subordinated Obligations until this Agreement is terminated.

          SECTION 3.7 INDEPENDENT DECISIONS. Each Intercreditor Party has, independently and without reliance on any other Intercreditor Party, and in reliance upon information supplied to it by PHI and the Obligors and upon such other information as it has deemed appropriate, has made its own independent decision to enter into its Credit Documents and to make the extensions of credit contemplated thereunder; and each Intercreditor Party shall, independently and without reliance upon any other Intercreditor Party, continue to make its own independent analysis and decisions in acting or not acting under its Credit Documents and this Agreement.

          SECTION 3.8 TURNOVER OF PROHIBITED TRANSFERS. If any amount is received by any Intercreditor Party in violation of the terms of this Agreement, such amount shall, without the necessity of demand or request by any other Intercreditor Party, be delivered forthwith by such Intercreditor Party to the applicable Intercreditor Party entitled to receive the same for application to payment of the CR Senior Obligations or BH/PIK Obligations, as the case may be, in the form received, except for the addition of any endorsement or assignment necessary to effect a transfer of all rights therein to such other party. Until so delivered, any such amount shall be deemed received and held by the relevant Intercreditor Party in trust for the Intercreditor Party entitled to receive the same and shall not be commingled with other funds or property of such Intercreditor Party.

          SECTION 3.9 EFFECTIVENESS DURING INSOLVENCY PROCEEDING. This Agreement shall continue in full force and effect notwithstanding any Insolvency Proceeding.

          SECTION 3.10 AMENDMENTS. No Intercreditor Party shall amend, supplement or otherwise modify, without the consent of each other Intercreditor Party, the terms of any of its Credit Documents, or enter into any other agreement having the effect of doing so, in a manner that (a) is inconsistent in any respect with the terms of this Agreement, (b) modifies the scope of the Intercreditor Collateral. Other than the CR Senior Lender or the Senior Agent, no Intercreditor Party shall be entitled to a first lien on any now or hereafter acquired property of the Company or any its subsidiaries (except for the BH Senior Lender with respect to the BH First Priority Collateral). In addition, the Legend shall not be amended or modified in any respect.

          SECTION 3.11 LIMITATION ON DECLARING DEFAULTS. Notwithstanding the occurrence of any fact or circumstance that may result in any default or event of default under any BH/PIK Credit Document, no BH/PIK Lender shall declare any default or event of default thereunder. In addition, no BH/PIK Lender shall join in any involuntary Insolvency Proceeding against PHI or any Obligor.

          SECTION 3.12 DURATION AND TERMINATION; PAYMENT INVALIDATED. (a) This Agreement shall constitute a continuing agreement and shall terminate with respect to the Senior Agent and the CR Senior Lenders only upon written notice by the Senior Agent to PHI, the BH Senior Lender and the Junior Subordinated Trustee of the final and indefeasible payment in full in cash of all of the CR Senior Obligations and the termination of the CR Credit Documents (such written notice the Senior Agent agrees to give promptly (and, in any event, within three
(3) business days) after the occurrence of the foregoing). The termination of this Agreement with respect to the Senior Agent and the CR Senior Lenders shall, subject to CLAUSE (B), release fully and irrevocably such persons from any and all liabilities, duties and responsibilities hereunder to the same extent as if this Agreement had been fully terminated by all the parties hereto, PROVIDED that the foregoing shall not release any of the parties with respect to any obligations arising prior to such termination.

          (b) In the event that this Agreement is terminated with respect to the Senior Agent and the CR Senior Lenders, as provided in CLAUSE (A), and the Senior Agent or any CR Senior Lender shall be required by a court or other tribunal of competent jurisdiction to disgorge, refund, rebate or otherwise return any amount received with respect to any of the Intercreditor Collateral, any Senior Guaranty to any debtor-in-possession or trustee in respect of any Insolvency Proceeding or any other person (whether as the result of such payment constituting, or being alleged to constitute, a preference, a fraudulent conveyance or any other payment required to be disgorged pursuant to any such Insolvency Proceeding) then, in any such event, (i) the terms and conditions of this Agreement shall be reinstated, notwithstanding any prior termination of this Agreement pursuant to this Section, and (ii) all provisions of this Agreement shall once again be operative until all such CR Senior Obligations are again paid in full in cash.

          (c) If both the BH Senior Obligations and Junior Subordinated Obligations are outstanding at the time this Agreement is terminated with respect to the Senior Agent and the CR Senior Lenders, the BH Senior Lender and the Junior Subordinated Lenders shall continue to be subject to this Agreement with respect to the Intercreditor Collateral on the same terms as provided in this Agreement immediately prior to such termination with respect to the Senior Agent and the CR Senior Lenders, except that (i) all references to the Senior Agent, the CR Senior Lenders and the BH Senior Lender shall refer to the BH Senior Lender and (ii) this Agreement shall be interpreted as if there were two classes of Intercreditor Parties, with the Senior Agent, CR Senior Lenders and the BH Senior Lender being, collectively, the senior class, and the Junior Subordinated Trustee and the Junior Subordinated Lenders being be the junior class (it being understood and agreed that, to the extent the BH Senior Lender is prohibited from taking any action hereunder as it relates to the Senior Agent and the CR Senior Lenders, such provisions shall be null and void as it relates to the BH Senior Lender). Notwithstanding the foregoing sentence, with respect to Guaranties and any Guaranty Action, the BH Senior Lender shall not have any rights hereunder that are senior to those of the Junior Subordinated Trustee and references to the Senior Agent and the Senior Lenders in respect of the Guaranties and any Guaranty Action shall not refer to the BH Senior Lender. [THIS PARAGRAPH TO BE MARKED UP BY WF&G TO REFLECT DISCUSSIONS.]

          (d) In connection with the termination of this Agreement with respect to the Senior Agent and the CR Senior Lenders, the Senior Agent shall transfer the possession to the BH Senior Lender (if the BH Senior Obligations are outstanding) or the Junior Subordinated Trustee (if the Junior Subordinated Obligations are outstanding but no BH Senior Obligations are outstanding) any Intercreditor Collateral it holds as bailee for the BH/PIK Lenders. No such transfer shall be taken in violation of any applicable law, rule or regulation or court order, and shall be taken at the sole cost and expense of the Company. All such transfers shall be done without any representation or warranty by the Senior Agent or the CR Senior Lenders and on an "as is, where is" basis, and none of the CR Senior Lenders shall have any liability with respect thereto.

          SECTION 3.13 NOTICE OF BH/PIK LENDERS INTERESTS. This Agreement constitutes a written notification of demand to the Senior Agent by the BH/PIK Lenders for the satisfaction of the indebtedness outstanding under the BH/PIK Credit Documents that are secured by the Intercreditor Collateral for the purposes of Section 9-504(1)(c) of the UCC, and the Senior Agent hereby waives any rights that it might otherwise have under said Section to require the BH/PIK Lenders to file any proof of their interest in the Intercreditor Collateral.

          SECTION 3.14 CREDIT DOCUMENTS. Each Intercreditor Party confirms that it has delivered to each other Intercreditor Party true and correct copies of its Credit Documents, in each case as in effect on the date hereof, and all UCC financing statements and other filings to perfect its security interest in the Intercreditor Collateral.

          SECTION 3.15 BAILEE FOR PERFECTION. For purposes of the UCC, each BH/PIK Lender hereby appoints the Senior Agent as its bailee (and by its execution hereof the Senior Agent accepts such appointment) to hold on its behalf all the instruments and certificates forming a part of the Intercreditor Collateral solely for the purpose of perfecting its Liens in the same pursuant to the BH/PIK Security Agreements, subject to the terms and conditions of this Agreement and otherwise on terms and conditions satisfactory to the Senior Agent. Neither the Senior Agent nor any CR Senior Lender shall have by reason of this Agreement or any other document a fiduciary relationship in respect of the BH/PIK Lenders, nor shall the Senior Agent or any CR Senior Lender incur any liabilities of any kind whatsoever to the BH/PIK Lenders by virtue of it acting as bailee on behalf of the BH/PIK Lenders.

          SECTION 3.16 LEGEND. The BH Senior Credit Agreement and any notes or other evidences of indebtedness in connection therewith and the Junior Subordinated Indenture and any notes or other evidence of indebtedness in connection therewith shall contain a legend which shall read as follows:

               THIS AGREEMENT IS SUBJECT TO AN INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF FEBRUARY __, 2000 BY AND AMONG THE CIT GROUP/BUSINESS CREDIT, INC., BAY HARBOUR MANAGEMENT L.C., AND UNITED STATES TRUST COMPANY OF NEW YORK WHICH MATERIALLY AFFECTS CERTAIN PAYMENT RIGHTS, SUBORDINATES CERTAIN SECURITY INTERESTS AND LIMITS RIGHTS TO ENFORCEMENT. ALL PERSONS OR OTHER ENTITIES WHICH AT ANY TIME HOLD INDEBTEDNESS HEREUNDER ARE BOUND BY THE TERMS OF THE INTECREDITOR AGREEMENT WHICH WILL BE MADE AVAILABLE UPON REQUEST.

          SECTION 3.17 JUNIOR SUBORDINATED LENDERS: POWER OF ATTORNEY; AGREEMENT TO COOPERATE. The Junior Subordinated Lenders irrevocably authorize and empower the Senior Agent and the CR Senior Lender (or any and all representatives thereof) to demand, sue for, collect and receive every such payment or distribution to which such Junior Subordinated Lenders are entitled and give acquittance therefor, and to file claims and proofs of claim in any statutory or non-statutory proceeding, to vote such claim in any such proceeding, and to take any and all such other actions, in its own name as the CR Senior Lender, or in the name of such Junior Subordinated Lenders or otherwise, as the Senior Agent and the CR Senior Lender (or their respective representatives) may deem necessary or advisable in its sole discretion for the enforcement of the provisions of this Agreement and for the satisfaction and payment in full of the CR Senior Obligations. The Junior Subordinated Lenders hereby agree, duly and promptly to take such action as may be requested at any time and from time to time by the Senior Agent and the CR Senior Lender (or their respective representatives), to file appropriate proofs of claim in respect of the Junior Subordinated Obligations, and to execute and deliver such powers of attorney, assignments of proofs of claim or other instruments as may be requested by the Senior Agent and the CR Senior Lender (or their respective representatives), in order to enable the CR Senior Lender to enforce any and all claims upon or in respect of the Junior Subordinated Obligations and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of the Junior Subordinated Obligations.

          SECTION 3.18 BH SENIOR LENDERS: POWER OF ATTORNEY; AGREEMENT TO COOPERATE. In the event the BH Senior Lender has taken Remedial Action with respect to the BH First Priority Collateral [exclusive of any related equity interest] and has received all or substantially all of the BH Collateral Proceeds such BH Senior Lender is reasonably likely to receive therefrom at a time when the CR Senior Obligations shall not have been paid in full and the CR Senior Lender has commenced Remedial Action with respect to the CR First Priority Collateral, the BH Senior Lender irrevocably authorizes and empowers Senior Agent and the CR Senior Lender (or their respective representatives) to demand, sue for, collect and receive every such payment or distribution to which the BH Senior Lender is entitled from the proceeds of the CR First Priority Collateral (the "CR COLLATERAL PROCEEDS") and give acquittance therefor, and to file claims and proofs of claim in any statutory or non-statutory proceeding, to vote such claim in any such proceeding, and to take such other actions, in its own name as the CR Senior Lender, or in the name of the BH Senior Lender or otherwise, as the Senior Agent and CR Senior Lender (or their respective representatives) may deem necessary or advisable for the enforcement of the provisions of this Agreement. The BH Senior Lender hereby agrees, duly and promptly to take such action as may be requested at any time and from time to time by the Senior Agent and CR Senior Lender (or their respective representatives), to file appropriate proofs of claim in respect of the BH Senior Obligations, and to execute and deliver such powers of attorney, assignments of proofs of claim or other instruments as may be requested by the Senior Agent and CR Senior Lender (or their respective representatives), in order to enable the CR Senior Lender to enforce any and all claims upon or in respect of the CR Senior Obligations and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of the CR Senior Obligations from the CR Collateral Proceeds.

                                   ARTICLE IV

                                  MISCELLANEOUS

          SECTION 4.1 CONFLICT. In the event of any conflict between the terms of any Credit Document and the terms of this Agreement, the terms of this Agreement shall control.

          SECTION 4.2 NO THIRD PARTY BENEFIT, ETC. This Agreement is entered into for the benefit of the parties hereto and their respective successors and assigns only and no benefit shall accrue or is intended with respect to any third party, including, without limitation, any trustee in bankruptcy for PHI or any other Obligor.

          SECTION 4.3 AMENDMENTS AND WAIVERS. All modifications, amendments or waivers of any of the terms or provisions of this Agreement shall be in writing and duly executed by a duly authorized officer of each of the parties to this Agreement.

          SECTION 4.4 SUCCESSORS AND ASSIGNS. All the covenants, terms and agreements in this Agreement shall bind and inure to the benefit of the respective successors and assigns of PHI, the other Obligors, the Noteholders and the Intercreditor Parties.

          SECTION 4.5 PARTIAL INVALIDITY. The unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

          SECTION 4.6 COMMUNICATIONS. All communications between or among the Intercreditor Parties provided for herein shall be in writing and via overnight delivery or telecopier, and shall be deemed to have been given:

          (a) when delivered, if delivered personally or by overnight delivery service;

          (b) when delivered, if delivered by the United States mail, postage prepaid, with return receipt requested; or

          (c) if delivered by telecopier transmissions, upon receipt of confirmation of transmission thereof by the sender thereof, addressed, in each case, at the address of each party set forth below or such other address as such party may designate by notice duly given in accordance with this Section to the other parties hereto:

         IF TO THE SENIOR AGENT:
         ----------------------

         CIT Group/Business Group, Inc., as Senior Agent
         1211 Avenue of the Americas
         New York, New York 10036
         Telecopier No.:  (212) 790-9140
         Attention:  Mitchell Drucker

         with a copy to:
         Rothschild Recovery Fund, L.P.
         1251 Avenue of the Americas, 51st Floor
         New York, New York  10020
         Attention:  Wilbur Ross

         IF TO THE BH SENIOR LENDER:

         Bay Harbour Management L.C.
         ---------------------------

         Attention:

         IF TO THE JUNIOR SUBORDINATED TRUSTEE
         OR THE JUNIOR SUBORDINATED PRINCIPAL LENDERS:

         United States Trust Company of New York
         Corporate Trust & Agency Division
         114 West 47th Street, 25th Floor
         New York, New York 10036-1532
         Attention:  Corporate Trust Administration
         Facsimile:  (212) 852-1627

          SECTION 4.7 GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS-OF-LAW PRINCIPLES).

          SECTION 4.8 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY TO THIS AGREEMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE FEDERAL OR STATE COURTS OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY INTERCREDITOR COLLATERAL MAY BE BROUGHT IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

          SECTION 4.9 WAIVER OF JURY TRIAL, ETC. EACH PARTY TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE PARTIES HERETO ENTERING INTO THIS AGREEMENT.

          SECTION 4.10 COUNTERPARTS. This Agreement may be executed and delivered in any number of counterparts, each of such counterparts constituting an original but altogether only one Agreement.

          SECTION 4.11 FURTHER ASSURANCES. Each Intercreditor Party agrees to execute such further documents and agreements as may be reasonably requested by the other to give effect to the purposes of this Agreement.

          SECTION 4.12 SPECIFIC ENFORCEMENT. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT THE TERMS OF THIS AGREEMENT ARE A MATERIAL INDUCEMENT TO ITS ENTERING INTO ITS RESPECTIVE CREDIT DOCUMENTS. ACCORDINGLY, EACH INTERCREDITOR PARTY IS HEREBY AUTHORIZED TO DEMAND SPECIFIC PERFORMANCE OF THE PROVISIONS OF THIS AGREEMENT AT ANY TIME WHEN ANY OTHER INTERCREDITOR PARTY SHALL HAVE FAILED TO COMPLY WITH ANY OF THE PROVISIONS THAT ARE APPLICABLE TO IT. EACH INTERCREDITOR PARTY HEREBY IRREVOCABLY WAIVES ANY DEFENSE BASED ON THE ADEQUACY OF A REMEDY AT LAW THAT MIGHT BE ASSERTED AS A BAR TO SUCH REMEDY OF SPECIFIC PERFORMANCE.

          SECTION 4.13 ACKNOWLEDGEMENT BY PHI. By executing the acknowledgement to this Agreement, PHI agrees, for and on behalf of itself and the other Obligors, to all the terms hereof and shall not, either directly or indirectly, take any action to challenge or otherwise impair in any respect the operation of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         THE CIT GROUP/BUSINESS CREDIT, INC.,
                                         as Senior Agent


                                         By:
                                              ----------------------------
                                              Name:
                                              Title:


                                         BAY HARBOUR MANAGEMENT L.C.


                                         By:
                                               ----------------------------
                                               Name:
                                               Title:


                                         UNITED STATES TRUST COMPANY OF NEW YORK


                                         By:
                                              ----------------------------
                                              Name:
                                              Title:


                               [OTHER BONDHOLDERS]

ACKNOWLEDGED AND AGREED:

PLANET HOLLYWOOD INTERNATIONAL, INC.


By:
     ----------------------------
     Name:
     Title:


[SPV AND SUBSIDIARY BORROWERS]


By:
     ----------------------------
     Name:
     Title:

                                   SCHEDULE 1

                                LIST OF BORROWERS

                                   SCHEDULE 2

                          CR FIRST PRIORITY COLLATERAL

                                   SCHEDULE 3

                          BH FIRST PRIORITY COLLATERAL

                                                                     Annex I


                          CR SENIOR SECURITY AGREEMENTS

                                                                    Annex II


                          BH SENIOR SECURITY AGREEMENTS

                                                                    Annex III


                     JUNIOR SUBORDINATED SECURITY AGREEMENTS

===============================================================================


                    INTERCREDITOR AND SUBORDINATION AGREEMENT

                          dated as of February __, 2000


                                      among

                      THE CIT GROUP/BUSINESS CREDIT, INC.,
              THE SENIOR AGENT ON BEHALF OF THE CR SENIOR LENDERS,


                          BAY HARBOUR MANAGEMENT L.C.,
                              THE BH SENIOR LENDER,


                    UNITED STATES TRUST COMPANY OF NEW YORK,
                         THE JUNIOR SUBORDINATED TRUSTEE
                          ON BEHALF OF THE NOTEHOLDERS

                                       and

                      [LIST INSTITUTIONAL PIK NOTEHOLDERS]


===============================================================================

                                TABLE OF CONTENTS
                                                                          PAGE
                                                                          -----

ARTICLE I   DEFINITIONS.....................................................2
   Section 1.1    Certain Definitions.......................................2
   Section 1.1 A  BH/PIK Lenders Lien Subordination.........................6
   Section 1.1 B  Junior Subordinated Lenders Debt Subordination............7
   Section 1.2    No Payment Upon Insolvency Event..........................7
   Section 1.3    No Payment When CR Senior Obligations in Default..........8
   Section 1.4    Remedies Standstill.......................................8
   Section 1.5    Waiver of Certain Rights..................................9
   Section 1.6    No Authority to Act During Insolvency Proceedings.........9
   Section 1.7    [Intentionally Left Blank]................................9
   Section 1.8    Provisions Solely To Define Relative Rights...............9
   Section 1.9    No Waiver of Subordination Provisions.....................9
   Section 1.10   Amendments, etc..........................................10
   Section 1.11   Specific Enforcement.....................................10

ARTICLE II   COLLATERAL ISSUES, ETC........................................10
   Section 2.1    Representations and Warranties as to this Agreement......10
   Section 2.2    CR First Priority Collateral Rights......................10
   Section 2.3    BH First Priority Collateral Rights......................11
   Section 2.4    Guaranty and Subordination Action........................11
   Section 2.5    [Intentionally Left Blank]...............................12
   Section 2.6    Exclusive Enforcement Rights.............................12

ARTICLE III   OTHER AGREEMENTS.............................................13
    Section 3.1    Releases................................................13
    Section 3.2    Insurance and Condemnation Awards.......................14
    Section 3.3    No Additional Obligations...............................14
    Section 3.4    Waivers.................................................15
    Section 3.5    Information Concerning PHI, etc.........................16
    Section 3.6    Application of Payments.................................16
    Section 3.7    Independent Decisions...................................16
    Section 3.8    Turnover of Prohibited Transfers........................17
    Section 3.9    Effectiveness During Insolvency Proceeding..............17
    Section 3.10   Amendments..............................................17
    Section 3.11   Limitation on Declaring Defaults........................17
    Section 3.12   Duration and Termination; Payment Invalidated...........17
    Section 3.13   Notice of BH/PIK Lenders Interests......................18
    Section 3.14   Credit Documents........................................19
    Section 3.15   Bailee for Perfection...................................19
    Section 3.16   Legend..................................................19
    Section 3.17   Junior Subordinated Lenders: Power of Attorney;
                   Agreement to Cooperate..................................19
    Section 3.18   BH Senior Lenders: Power of Attorney; Agreement
                   to Cooperate............................................20

ARTICLE IV   MISCELLANEOUS.................................................20
    Section 4.1    Conflict................................................20
    Section 4.2    No Third Party Benefit, etc.............................20
    Section 4.3    Amendments and Waivers..................................21
    Section 4.4    Successors and Assigns..................................21
    Section 4.5    Partial Invalidity......................................21
    Section 4.6    Communications..........................................21
    Section 4.7    Governing Law; Consent to Jurisdiction..................22
    Section 4.8    Forum Selection and Consent to Jurisdiction.............22
    Section 4.9    Waiver of Jury Trial, etc...............................23
    Section 4.10   Counterparts............................................23
    Section 4.11   Further Assurances......................................23
    Section 4.12   Specific Enforcement....................................23
    Section 4.13   Acknowledgement by PHI..................................23

SCHEDULES

Schedule 1  -   List of Borrowers
Schedule 2  -   CR First Priority Collateral
Schedule 3  -   BH First Priority Collateral

Annex I    -  CR Senior Security Agreements
Annex II   -  BH Senior Security Agreements
Annex III  -  Junior Subordinated Security Agreements

                                                                   ANNEX __

                     SUBORDINATION PROVISIONS TO THE SENIOR
                          SUBORDINATED CREDIT AGREEMENT


          SECTION 1.01 SUBORDINATION TO SENIOR DEBT. Planet Hollywood International, Inc. ("PHI"), certain subsidiaries of PHI (PHI and such subsidiaries, together with their respective successors and assigns, being collectively, the "COMPANY"), and Bay Harbour Management L.C., (together with its successors and assigns, the "SENIOR SUBORDINATED LENDER"), each a party to the Senior Subordinated Credit Agreement, dated as of February __, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "SENIOR SUBORDINATED CREDIT AGREEMENT"), covenant and agree that, to the extent and in the manner hereinafter set forth, the payment of the principal of, premium, if any, interest on and all other amounts owing on or in respect of (including, without limitation, claims for rescission, damages, indemnification and costs and expenses) the Senior Subordinated Credit Agreement and the other Senior Subordinated Credit Documents (such capitalized term and all other capitalized terms used herein without being defined shall have the meanings provided for in the Intercreditor Agreement referenced in SECTION 1.12) (collectively, the "SENIOR SUBORDINATED OBLIGATIONS") is hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all the Senior Obligations in the manner set forth in this ANNEX I. Each Senior Lender shall be deemed to have acquired the Senior Obligations in reliance upon the covenants and provisions contained herein.

          SECTION 1.02 NO PAYMENT UPON INSOLVENCY EVENT. During any Insolvency
Proceeding:

          (a) the Senior Lenders shall receive payment in full in cash of all amounts due on or to become due on or in respect of all Senior Obligations (including any interest accruing thereon at the rate provided in the Senior Credit Agreement after the commencement of any such Insolvency Proceeding, whether or not allowed as a claim against the Company in such Insolvency Proceeding) before the Senior Subordinated Lender receives or accepts any payment or distribution, whether by setoff, exercising contractual or statutory rights or otherwise and whether in the form of cash, stock, property or otherwise, on account of the Senior Subordinated Obligations;

          (b) any payment or distribution of assets of the Company of any kind or character, whether in the form of cash, property, securities or otherwise, by set-off, exercising contractual or statutory rights or otherwise, to which the Senior Subordinated Lender would be entitled but for the provisions of this
SECTION 1.02, shall be paid by the Company or the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Senior Agent on behalf of the Senior Lenders; and

          (c) to the extent any payment of Senior Obligations (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any Insolvency Proceeding or in connection with any fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Senior Obligations or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          In the event that, notwithstanding the foregoing provisions of this Section the Senior Subordinated Lender shall receive any payment or distribution of assets of the Company of any kind or character, whether in the form of cash, property, securities or otherwise, before all the Senior Obligations have been paid in full in cash and all commitments of the Senior Lenders to make extensions of credit available to the Company have irrevocably terminated, then such payment or distribution shall be held in trust for the benefit of, and be immediately paid over to, the Senior Agent on behalf of the Senior Lenders.

          SECTION 1.03 NO PAYMENT WHEN SENIOR OBLIGATIONS IN DEFAULT. In the event that any default or event of default (collectively, a "SENIOR DEFAULT") has occurred under the Senior Credit Agreement, the Senior Subordinated Lender shall not receive or accept any payment or distribution, whether by setoff, exercising contractual or statutory rights or otherwise and whether in the form of cash, stock, property or otherwise, on account of the Senior Subordinated Obligations until the earlier to occur of (a) such Senior Default having been waived in writing by the Senior Lenders or (b)(i) the Senior Obligations (including, without limitation, amounts that have become and remain due by acceleration, together with any interest accruing thereon at the rate provided in the Senior Credit Agreement) having been paid in full in cash and (ii) all the commitments by the Senior Lenders to make credit extensions available to the Company having been irrevocably terminated. In the event that, notwithstanding the foregoing, the Company shall have made, or the Senior Subordinated Lender shall have received, any payment or distribution of assets of PHI or any of its subsidiaries of any kind or character, whether in the form of cash, property, securities or otherwise, at any time when prohibited by the foregoing provisions of this Section, then in such event such payment shall be held in trust for the benefit of, and be immediately paid over to, the Senior Agent on behalf of the Senior Lenders.

          SECTION 1.04 REMEDIES STANDSTILL. During any period of time in which the Senior Subordinated Lenders are prohibited from obtaining or receiving any payment on the Subordinated Obligations as provide in SECTIONS 1.02 and 1.03, the Senior Subordinated Lender shall not take, demand, sue for, accelerate or commence any remedial proceeding with respect to any amount that is payable on account of the Subordinated Obligations until (a) all of the Senior Obligations have been paid in full in cash and (b) all the commitments by the Senior Lenders to make credit extensions available to the Company have irrevocably terminated.

          SECTION 1.05 WAIVER OF CERTAIN RIGHTS. The Senior Subordinated Lender
(a) hereby waives any and all rights that it otherwise might have to require the Senior Lenders (i) to marshal any property or assets of the Company or (ii) enforce any guaranty or any security interest or lien given by any guarantor or other person to secure the payment of any or all of the Senior Obligations, in each case as a condition precedent to enforcing their rights hereunder, (b) shall not oppose, interfere or otherwise attempt to prevent or impair the Senior Lenders from enforcing the security interests on any collateral securing the repayment of the Senior Obligations and (c) shall not take, or permit to be taken on its behalf, any action that is inconsistent with the terms of this ANNEX I.

          SECTION 1.06 NO AUTHORITY TO ACT DURING INSOLVENCY PROCEEDINGS. During the pendency of any Insolvency Proceeding, the Senior Subordinated Lender agrees not to take any action which it is not permitted to take under this ANNEX I.

          SECTION 1.07 SUBROGATION TO RIGHTS OF SENIOR LENDERS. Subject to (a) the payment in full in cash of the Senior Obligations and (b) the irrevocable termination of all commitments of the Senior Lenders to make further credit extensions of credit available to the Company, the Senior Subordinated Lender shall be subrogated to the rights of the Senior Lenders to receive payments and distributions of cash, property and securities applicable to the Senior Obligations until the principal of, premium, if any, and interest on the Senior Obligations shall be paid in full. For purposes of such subrogation, no payments or distributions to the Senior Lenders of any cash, property or securities to which the Senior Subordinated Lender would be entitled except for the provisions of this ANNEX I, and no payments pursuant to the provisions of this ANNEX I to the Senior Lenders by the Senior Subordinated Lender, shall, as among the Company, its creditors other than Senior Lenders and the Senior Subordinated Lender, be deemed to be a payment or distribution by the Company to or on account of the Senior Obligations.

          SECTION 1.08 PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this ANNEX I are and are intended solely for the purpose of defining the relative rights of the Senior Subordinated Lender, on the one hand, and the Senior Lenders, on the other hand. Nothing contained in this ANNEX I or elsewhere or in the Senior Subordinated Credit Agreement shall impair, as among the Company, its creditors other than the Senior Lenders and the Senior Subordinated Lender, the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and, interest on the Senior Obligations and the Senior Subordinated Obligations, in each case in accordance with its terms.

          SECTION 1.09 NO WAIVER OF SUBORDINATION PROVISIONS. No right of any present or future Senior Lender to enforce the subordination provisions provided herein shall at any time be prejudiced or impaired in any manner by any act or failure to act on the part of the Company or the Senior Subordinated Lender, by any act or failure to act by the Senior Lenders or by any noncompliance by the Company or the Senior Subordinated Lender with the terms, provisions and covenants of this ANNEX I, regardless of any knowledge thereof any Senior Lender may have or be otherwise charged with.

          SECTION 1.10 AMENDMENTS, ETC. No provision of this ANNEX I may be amended, supplemented or otherwise modified in any respect without the consent of all the Senior Lenders.

          SECTION 1.11 THIRD PARTY BENEFICIARIES; SPECIFIC ENFORCEMENT.

          (a) The provisions of this ANNEX I are intended for the benefit of, and shall be enforceable directly by, each Senior Lender. The Senior Subordinated Lender acknowledges and agrees that the terms of this ANNEX I are a material inducement to the Senior Lenders to make the Senior Obligations available to the Company, that the Senior Lenders would not have made the Senior Obligations available to the Company without the benefit of the provisions contained in this ANNEX I, and that the Senior Subordinated Lender is receiving substantial benefits as a result of the Senior Lenders making the Senior Obligations available to the Company. Accordingly, the Senior Subordinated Lender agrees that the Senior Agent and the Senior Lenders are third party beneficiaries of this ANNEX I and may enforce all of its terms directly against the Senior Subordinated Lender.

          (b) Each Senior Lender is hereby authorized to demand specific performance of the provisions of this ANNEX I, whether or not the Company shall have complied with any of the provisions hereof applicable to it, at any time when the Senior Subordinated Lender shall have failed to comply with any of such provisions applicable to it. The Senior Subordinated Lender hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance, it being agreed that the Senior Lenders will suffer irreparable harm if the terms of this ANNEX I are not strictly enforced in accordance with its terms.

          SECTION 1.12 DEFINITIONS. For purposes of this Annex capitalized terms not defined herein have the meanings ascribed thereto in the Intercreditor Agreement, dated February __, 2000 among the Senior Agent, the Senior Lenders, the Senior Subordinated Lender, the Junior Subordinated Trustee and the Junior Subordinated Lenders, as amended, restated or otherwise modified from time to time (the "INTERCREDITOR AGREEMENT").

          The provisions of this Annex should be construed to supplement the provisions of the Intercreditor Agreement and should not be interpreted to restrict or modify the provisions of the Intercreditor Agreement in any manner.

          IN WITNESS WHEREOF, the parties have executed this Annex as of the day and year first above written:

                                    PLANET HOLLYWOOD INTERNATIONAL, INC.


                                    By:
                                         ---------------------------------
                                         Name:
                                         Title:


                                    BAY HARBOUR MANAGEMENT L.C.


                                    By:
                                         ---------------------------------
                                         Name:
                                         Title: